         As filed with the Securities and Exchange Commission on August 15, 2001
                                                      Registration No. 333-13154

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        POST EFFECTIVE AMENDMENT NO. 3
                                      ON
                                   FORM S-8
                                      TO
                        FORM F-4 REGISTRATION STATEMENT
                                     Under
                          The Securities Act Of 1933
                             ______________________

                                   Eimo Oyj
            (Exact name of registrant as specified in its charter)

                          Eimo Public Limited Company
                (Translation of Registrant's name into English)
                             ______________________

                        Republic of Finland                                    Not Applicable
  (State or other jurisdiction of incorporation or organization)    (IRS Employer Identification Number)

                      Norokatu 5 Fin-15101 Lahti, Finland
             (Address of Registrant's principal executive offices)

                     Eimo 2001 Master Substitute Option Plan
                            (Full title of the plan)

                                 Elmar Paananen
                                   Norokatu 5
                                Fin-15101 Lahti
                                    Finland
                              (011 358) 3 850 5430
                  (Name, address, telephone number, including
                        area code, of agent for service)
                             ______________________

                          Copies of Communications to:

                             John D. Saunders, Esq.
                             M. Timothy Elder, Esq.
                         Smith, Gambrell & Russell, LLP
                    1230 Peachtree Street, N.E., Suite 3100
                            Atlanta, Georgia  30309
                                 (404) 815-3500

                             ______________________

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                            Proposed Maximum           Proposed Maximum
   Title of Securities            Amount to be             Offering Price Per         Aggregate Offering             Amount of
     To be Registered              Registered                     Share                      Price               Registration Fee*
    -----------------              -----------                    -----                      -----              -----------------
------------------------------------------------------------------------------------------------------------------------------------
Series A Shares,                   2,068,650                      N/A                          N/A                       N/A
accounting counter value        Series A Shares                   (3)                          (3)                       (3)
(Euro)0.25 each/(1)/                  (2)
====================================================================================================================================


(1) American Depositary Shares of the Registrant ("Eimo ADSs") evidenced by American Depositary Receipts issuable upon deposit of the Series A shares, accounting counter value (Euro)0.25 each, of the Registrant ("Eimo Series A shares") have been registered under a separate Registration Statement on Form F-6 (Registration No. 333-13158). At the time of the merger, each Eimo ADS will represent ten Eimo Series A shares or such lesser number of Eimo Series A shares as Eimo may elect.
(2) Includes an indeterminate amount of additional Eimo Series A shares which may be necessary to adjust the number of Series A shares subject to issuance pursuant to the Plans set forth above, as a result of any future stock split, stock dividend or similar transaction with respect to Eimo Series A shares.
(3) Not Applicable. The filing fee payable in connection with the registration of the Eimo Series A shares subject to this post-effective amendment was previously paid in connection with the filing of the Registrant's Registration Statement on F-4 (Registration No. 333-13154) on February 9, 2001.
* Filed as a post-effective amendment on Form S-8 to such Registration Statement on Form F-4 pursuant to the procedure described herein in the section captioned "Explanatory Note".

                               EXPLANATORY NOTE

     References to "Eimo" and the "Registrant" mean Eimo Oyj, a corporation organized under the laws of Finland. References to "Triple S" mean Triple S Plastics, Inc., a Michigan corporation.

     Under an Amended and Restated Agreement and Plan of Merger, dated as of May 25, 2001, by and among Eimo, Triple S, Spartan Acquisition Corp., a wholly-owned subsidiary of Eimo ("Spartan"): (i) Spartan will merge with and into Triple S (the "Merger"), with Triple S surviving as a wholly-owned subsidiary of Eimo, and (ii) each outstanding share of common stock of Triple S (the "Triple S Common Stock") will be canceled in exchange for the right to receive 4.5 Series A shares of Eimo accounting counter value (Euro) 0.25 each (the "Eimo Series A shares"). The Eimo Series A shares will be issued in the form of American Depositary Shares (the "Eimo ADSs"). At the time of the merger, each Eimo ADS will represent ten Eimo Series A shares or such lesser number of Eimo Series A shares as Eimo may elect. The Merger will be effective on or about August 15, 2001 (the time the Merger is effective is hereinafter referred to as the "Effective Time").

     At the Effective Time, all options to purchase shares of Triple S Common Stock (the "Triple S Options") which are then outstanding and unexercised will cease to represent a right to acquire Triple S Common Stock and all Triple S Options will be converted into options to acquire Eimo Series A shares which are to be issued in the form of Eimo ADSs.

     The Company hereby amends its Registration Statement on Form F-4 (333-13154) by filing this Post-Effective Amendment No. 3 on Form S-8 relating up to 2,068,650 Eimo Series A shares, issuable in substitution for Triple S Common Stock previously issuable upon the exercise of options originally granted or pursuant to the terms of the following plans of Triple S (the "Triple S Plans"):

     . Triple S Plastics, Inc. Amended and Restated Employee Stock Option Plan; and
     . Triple S Plastics, Inc. Amended and Restated Outside Director Stock Option Plan.

Such Eimo Series A shares will now be issued pursuant to the Eimo 2001 Substitute Option Plan and two sub-plans, the "Eimo Oyj Stock Option Plan For Outside Directors Of Triple S, Inc. In Replacement Of The Triple S Plastics, Inc. Outsider Director Stock Option Plan" and the Eimo Oyj Stock Option Plan For Employees Of Triple S Plastics, Inc. In Replacement Of The Triple S Plastics, Inc. Employee Stock Option Plan.

     All such Eimo Series A shares issuable hereunder were previously registered on the Form F-4 but will be issued pursuant to this Post-Effective Amendment No. 3 on Form F-8.

                                    Part I

        Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    Part II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.
------- ----------------------------------------

        The documents or portions thereof listed below are hereby incorporated by reference into this Registration Statement.

        1. The Sections captioned "Risk Factors" on pages 15 through 24, the section captioned "Market Price and Dividend Information" from pages 68 through 69, the section captioned "Currency and Exchange Rate Information" on pages 71 through 72, the section captioned "Information About Eimo" on pages 100 through 126, the section captioned "Eimo; Management's Discussion and Analysis of Financial Condition and Results of Operation" on pages 127 through 136, the section captioned "Taxation on Eimo Series A shares and Eimo American Depositary Shares" on pages 137 through 142, the section captioned "Ownership of Eimo Securities by Management and Significant Shareholders" on page 143, the section captioned "Description of Eimo Series A Shares" on pages 144 through 147, the section captioned "Description of Eimo American Depositary Shares" on pages 150 through 158, the section captioned "The Finnish Securities Market" on pages 150 through 160, and the "Index to and Financial Statements of Eimo Oyj" on pages F-1 through F-32, in each case, from Eimo's Registration Statement on Form F-4 filed with the Securities and Exchange Commission on February 9, 2001 (Registration No. 333-13154), as amended.

        2. Eimo's Registration Statement on Form F-6 filed with the Securities and Exchange Commission on February 9, 2001 (Registration No. 333-13158), as amended, including in any form of prospectus contained in such registration statement filed under Rule 425 of the Securities Act of 1933, as amended.

        3. Eimo's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on August 13, 2001 (Registration No. 333- ______), as amended.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Post-Effective Amendment No. 3, and prior to the filing of a further Post-Effective Amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
------- --------------------------

Not applicable.

Item 5. Interests of Named Experts and Counsel.
------- ---------------------------------------

        The financial statements and schedules incorporated by reference in this Registration Statement have been audited by Grant Thornton Finland, independent public accountants, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

        The opinion of the validity of the securities being offered incorporated by reference in this Registration Statement has been issued by Asianajotoimisto Farkkila, Haapanen, Lunkka & Rautialia Oy, independent legal counsel, to the extent and for the periods set forth in its opinion incorporated herein by reference, and are incorporated herein in reliance upon such opinion given upon the authority of said firm as counsel for the Registrant giving an opinion upon the validity of the securities being registered

Item 6. Indemnification of Officers and Directors.
------- ------------------------------------------

        Finnish corporate law does not address the question of whether a corporation may, in advance, agree to indemnify its directors and officers for costs and expenses incurred by them as a result of suits or claims arising out of their past or future service to the corporation. Market practice in Finland has been to not include any specific indemnity provisions in the articles of association of publicly listed corporations, but rather to retroactively discharge the directors and officers of the corporation from any and all liabilities relating to their activities on behalf of the corporation by proposing resolutions to that effect for the consideration of shareholders at the annual general meeting and through the establishment of directors and officers' insurance plans. Adoption of a resolution in favor of indemnification by the shareholders prevents the corporation from bringing a lawsuit against the director or officer based on facts that the corporation or the shareholders were aware of at the time of the adoption of the resolution. However, shareholders may bring a suit against the officers or directors in the name of the corporation based on facts they were not aware of at the time of the adoption of the resolution. In addition, shareholders may, despite the adoption of the resolution, bring a suit in the name of the corporation if a director or officer has caused damage directly to the shareholders.

Item 7. Exemption From Registration Claimed.
------- ------------------------------------

Not applicable.

Item 8. Exhibits.
------- ---------

        The following exhibits are filed with or incorporated by reference into this Registration Statement. The exhibits denominated by an asterisk (*) were previously filed, and are hereby incorporated by reference from Eimo's Registration Statement on Form F-4 under the Securities Act of 1933 (Registration No. 333-13154). The exhibit denominated by two asterisks (**) was previously filed, and is hereby incorporated by reference from Eimo's Registration Statement on Form F-6 under the Securities Act of 1933 (Registration No. 333-13158).

       Exhibit
       Number                       Description of Exhibit
       ------                       ----------------------
        4.1*      Memorandum and Articles of Association of Eimo Oyj.(1)
        4.2**     Form of Deposit Agreement, dated as of __________, 2001, among
                  Eimo Oyj, Citibank, N.A., as Depositary, and all holders and beneficial owners from time to time of American Depositary
                  Shares evidenced by American Depositary Receipts issued thereunder.
        5         Opinion of Asianajotoimisto Frkkil, Haapanen, Lunkka &
                  Rautiala Oy regarding validity of securities being registered.(2)
       23.1       Consent of Asianajotoimisto Frkkil, Haapanen, Lunkka &
                  Rautiala Oy
       23.2       Consent of Grant Thornton Finland.
       24         Powers of Attorney (included in the signature page of this
                  Registration Statement) (3)
       99.1       Eimo 2001 Substitute Option Plan
       99.2       Eimo Oyj Stock Option Plan For Outside Directors Of Triple S,
                  Inc. In Replacement Of The Triple S Plastics, Inc. Outsider
                  Director Stock Option Plan
       99.3       Eimo Oyj Stock Option Plan For Employees Of Triple S Plastics,
                  Inc. In Replacement Of The Triple S Plastics, Inc. Employee
                  Stock Option Plan

(1) Previously filed as part of the referenced Registration Statement on June 22, 2001.
(2) Previously filed as part of the referenced Registration Statement on July 19, 2001.
(3) Previously filed as part of the referenced Registration Statement on February 9, 2001.

Item 9.    Undertakings.
-------    -------------

       (a)   The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a further post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment and each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 on Form S-8 to its Registration Statement on Form F-4 (No. 13154) to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lahti, Republic of Finland, on the 15/th/ day of August, 2001.


                                             EIMO OYJ


                                             By: /s/ Elmar Paananen
                                                ---------------------------
                                                 Elmar Paananen
                                                 Executive Vice Chairman


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 on Form S-8 to Eimo's Registration Statement on Form F-4 has been signed below by the following persons in the capacities indicated and on the dates indicated.

     SIGNATURE                           TITLE
     ---------                           -----

/s/ HEIKKI MARTTINEN             *       President and Chief Executive Officer
---------------------------------        (principal executive officer)
    Heikki Marttinen

/s/ AARRE SAVOLAINEN             *       Finance Director (principal financial
---------------------------------        and accounting officer)
    Aarre Savolainen

/s/ JALO PAANANEN                *       Chairman of the Board
---------------------------------
     Jalo Paananen

/s/ ELMAR PAANANEN                       Executive Vice Chairman, Director
----------------------------------       (authorized U.S. Representative)
     Elmar Paananen

/s/ ARTO KAJANTO                 *       Director
---------------------------------
     Arto Kajanto
/s/ MARKKU PUSKAL                *       Director
---------------------------------
     Markku Puskala

/s/ MARKKU SULONEN               *       Director
---------------------------------
     Markku Sulonen

/s/ ANSSI SOILA                  *       Director
---------------------------------
    Anssi Soila

*Signed pursuant to power of attorney

/s/ ELMAR PAANANEN
---------------------------------
Elmar Paananen, as Attorney-in-Fact